Exhibit 10.4

SENIOR MANAGEMENT AGREEMENT

THIS SENIOR MANAGEMENT AGREEMENT (this “Agreement”) is made as of May 30, 2017, by and among Maravai Life Sciences Holdings, LLC, a Delaware limited liability company (the “Company”), Maravai Life Sciences, Inc., a Delaware corporation (“Employer”), and Kevin M. Herde (“Executive”). Capitalized terms used but not otherwise defined herein shall have the meanings set forth in Section 8 of this Agreement, or if not defined herein, the meanings in the LLC Agreement.

The Company and Executive desire to enter into an agreement pursuant to which the Company will issue to Executive, on the terms and subject to the conditions contained herein, the Executive Incentive Units (as defined below).

The Company, Employer and Executive also mutually desire to enter into an agreement containing the terms and conditions pursuant to which Employer will employ Executive.

Certain provisions of this Agreement are intended for the benefit of, and will be enforceable by, the Investors.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

PROVISIONS RELATING TO EXECUTIVE SECURITIES

1.	Purchase and Sale of Executive Securities.

(a)     Closing. Upon execution of this Agreement (the “Closing”), Executive will purchase from the Company, and the Company will sell to Executive, 100,000 of the Company’s Incentive Units (the “Executive Incentive Units”) at no cost per Unit. Such Executive Incentive Units shall be Series 4 Incentive Units and shall be subject to the vesting requirements described herein. Each Executive Incentive Unit shall have an initial Capital Contribution for such Executive Incentive Unit equal to zero and an initial Participation Threshold of $33.14. The Participation Threshold with respect to each Executive Incentive Unit is subject to adjustment from time to time as set forth in the LLC Agreement. The Company will deliver to Executive a copy of the certificate(s) representing such Executive Securities, and Executive will deliver to the Company (x) an executed counterpart signature page to each of the Securityholders Agreement and the Registration Agreement as an “Executive” thereunder, and (y) an executed counterpart signature page to the LLC Agreement. Executive Incentive Units are Common Units.

(b)     83(b) Election. Within 30 days after the acquisition of Executive Securities at the Closing, Executive will make an effective election (an “83(b) Election”) with the Internal Revenue Service under Section 83(b) of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder in the form of Exhibit A attached hereto.

(c)     Certificates. Until released upon the occurrence of a Sale of the Company, all certificates evidencing Executive Securities shall be held, subject to the other terms of this Agreement and the Securityholders Agreement, by the Company for the benefit of Executive and the other holder(s) of Executive Securities. Upon the occurrence of a Sale of the Company, subject to the provisions of the LLC Agreement (including Section 12.1 thereof), the Company will return all certificates in its possession evidencing Executive Securities to the record holders thereof or, subject to Section 1(f), to the appropriate acquirer thereof.

(d)     Representations and Warranties. In connection with the purchase and sale of the Executive Securities made by Executive, Executive represents and warrants to the Company and Employer that:

(i)     Executive possesses all requisite capacity, power and authority to enter into and perform Executive’s obligations under this Agreement;

(ii)     this Agreement constitutes the legal, valid and binding obligation of Executive, enforceable in accordance with its terms, and the execution, delivery and performance of this Agreement by Executive does not and will not conflict with, violate or cause a breach of any agreement, contract or instrument to which Executive is a party or any judgment, order or decree to which Executive is subject;

(iii)     Except as set forth on Exhibit B attached hereto, Executive is neither party to, nor bound by, any other employment agreement, consulting agreement, noncompete agreement, non-solicitation agreement or confidentiality agreement or any other agreement which could impair or interfere with Executive’s obligations hereunder;

(iv)     Executive hereby acknowledges and agrees that (A) there is no current public market for the Executive Securities, none is expected to develop and the Executive Securities are subject to substantial restrictions on transferability, and (B) as a result of such matters and other factors, the Executive Securities are difficult to value;

(v)     the Executive Securities to be acquired by Executive pursuant to this Agreement will be acquired for Executive’s own account and not with a view to, or intention of, distribution thereof in violation of the Securities Act, or any applicable state securities laws, and the Executive Securities will not be disposed of in contravention of the Securities Act or any applicable state securities laws;

(vi)     Executive is an “accredited investor” within the meaning of Rule 501 of Regulation D of the Securities and Exchange Commission and is an executive officer of the Company and/or Employer, is sophisticated in financial matters and is able to evaluate the risks and benefits of the investment in the Executive Securities;

(vii)     Executive is able to bear the economic risk of Executive’s investment in the Executive Securities for an indefinite period of time because the Executive Securities have not been registered under the Securities Act or applicable state securities laws and are subject to substantial restrictions on Transfer set forth herein and in the LLC Agreement, and, therefore, cannot be sold unless subsequently registered under the Securities Act and applicable state securities laws, or an exemption from such registration is available, and in compliance with such restrictions on Transfer;

(viii)     Executive has had an opportunity to ask questions and receive answers concerning the terms and conditions of the Transaction Documents (in particular, with respect to the distribution provisions set forth in the LLC Agreement) and the offering of Executive Securities and has had full and free access and opportunity to inspect, review, examine and inquire about all financial and other information concerning the Company and Employer as Executive has requested;

(ix)     Executive understands and agrees that (A) the investment in the Company involves a high degree of risk, (B) in the future the Executive Securities may significantly increase or decrease in value, and (C) no guarantees or representations have been made or can be made with respect to the future value of the Executive Securities or the future profitability or success of the Company;

(x)     Executive acknowledges and agrees that (A) the Company and its Subsidiaries may incur in the future a substantial amount of senior or other indebtedness and (B) there may be additional issuances of Common Units or other Equity Securities after the date hereof and the equity interests of Executive may be diluted in connection with any such issuance, subject to the terms of the LLC Agreement and the Securityholders Agreement;

(xi)     Executive has had an opportunity to consult with Executive’s own tax counsel as to the U.S. federal, state, local and foreign tax consequences of the transactions contemplated by the Transaction Documents and independent legal counsel regarding Executive’s rights and obligations under the Transaction Documents and fully understands the terms and conditions contained herein and therein. Executive is not relying on the Company or Employer or any of their or their Subsidiaries’ or Affiliates’ employees, agents or representatives with respect to the legal, tax, economic, and related considerations of an investment in the Executive Securities; and

(xii)     Executive is a resident of the State set forth in Executive’s address for notices in Section 9 hereof.

(e)     Executive Acknowledgment. As an inducement to the Company to issue the Executive Securities to Executive, and as a condition thereto, Executive acknowledges and agrees that neither the issuance of the Executive Securities to Executive nor any provision contained in this Agreement shall entitle Executive to remain in the employment of the Company, Employer or their respective Subsidiaries or affect the right of the Company, Employer or their respective Subsidiaries to terminate Executive’s employment at any time for any reason, subject to Section 5.

(f)     Security Powers. Concurrently with the execution of this Agreement, Executive shall execute in blank ten security transfer powers in the form of Exhibit C attached hereto (the “Security Powers”) with respect to the Executive Securities and shall deliver such Security Powers to the Company. The Security Powers shall authorize the Company to assign, Transfer and deliver the Executive Securities to the appropriate acquiror thereof pursuant to Section 3 below or Section 8.2 of the LLC Agreement and under no other circumstances.

(g)     Spousal Consent. Concurrently with the execution of this Agreement, if Executive is lawfully married, Executive’s spouse shall execute the Consent in the form of Exhibit D attached hereto.

(h)     Certain Covenant. Executive acknowledges that Executive has not breached, and that Executive will continue to fully comply with, the covenants referenced on Exhibit B attached hereto and set forth in Exhibit E attached hereto.

2.       Vesting of Executive Securities.

(a)     Issuance of Executive Incentive Units. 75,000 of the Executive Incentive Units shall be “Time-Vesting Executive Incentive Units” and 25,000 of the Executive Incentive Units shall be “Performance-Vesting Executive Incentive Units.”

(b)     Executive Incentive Units.

(i)     Time-Vesting Executive Incentive Units. Except as otherwise provided in this Section 2, the Time-Vesting Executive Incentive Units shall become vested as follows: 20% of the Time-Vesting Executive Incentive Units shall vest ratably on each of the first, second, third, fourth and fifth anniversaries of the Reference Date (such that the Time-Vesting Executive Incentive Units shall become 100% vested on the fifth anniversary of the Reference Date), if as of each such date Executive is, and since the Closing continuously has been, employed by the Company, Employer or any of their respective Subsidiaries.

(ii)     Performance Vesting Executive Incentive Units. The Performance-Vesting Executive Incentive Units shall become 100% vested on the date on which the Investors achieve a Target Multiple of at least 2.75; if, as of such date, Executive is, and since the Reference Date continuously has been, employed by the Company, Employer or any of their respective Subsidiaries. The Board shall reasonably determine in good faith what amount of the Performance-Vesting Executive Incentive Units have vested pursuant to this Section 2(b)(ii).

(c)     Sale of the Company. Upon the occurrence of a Sale of the Company, all Time-Vesting Executive Incentive Units which have not yet become vested shall become vested as of the date of consummation of such Sale of the Company, if, as of such date, Executive has been continuously employed by the Company or any of its Subsidiaries from the Reference Date through and including such date, subject to the provisions of this Section 2(c). Upon the occurrence of a Sale of the Company, any Performance-Vesting Executive Incentive Units (whether held by Executive or one or more of Executive’s transferees, other than the Company and the Investors) which fail to vest as result of such Sale of the Company will automatically (without an action by Executive or any of Executive’s transferees) be forfeited to the Company and deemed canceled and no longer outstanding without any payment therefor upon the consummation of such Sale of the Company. Notwithstanding the foregoing or anything herein or in the LLC Agreement to the contrary (and in addition to any requirements therein), in the case of a Sale of the Company, Executive hereby agrees that, if the Person who is acquiring the equity securities or assets of the Company resulting in such Sale of the Company (the “Acquiror”) reasonably requests that Executive continue to provide any services to the Acquiror, the Company, Employer or any of their respective Affiliates from and after the consummation of the Sale of the Company (whether as a full-time employee, consultant or otherwise) that are within the scope of services provided by Executive during the Employment Period in exchange for a base salary (or equivalent base compensation), bonus opportunity and fringe benefits (collectively, the “Post-Sale Compensation”) that are no less favorable to Executive in the aggregate than the Annual Base Salary, bonus opportunity, and fringe benefits provided to

Executive by Employer immediately prior to such Sale of the Company (excluding any equity or other incentive compensation), then the Continuing Incentive Amount shall be handled as follows (in lieu of being paid to Executive and/or Executive’s Permitted Transferee(s)):

(i)     if Executive declines to provide such requested services, the Continuing Incentive Amount shall be distributed pursuant to Section 4.1(a) of the LLC Agreement to the holders of Capital Units (excluding, for these purposes, all Restricted Units which are subject to an applicable limitation), and, thereafter, neither Executive nor Executive’s Permitted Transferee(s) shall have any rights in respect of or other claims on such amounts (other than Executive’s status as a holder of Capital Units); or

(ii)     if Executive agrees to provide such requested services, the Continuing Incentive Amount shall be deposited into an escrow account with an escrow agent designated by the Company, and the Continuing Incentive Amount shall be handled as follows:

(A)    if Executive provides such requested services from and after consummation of the Sale of the Company through the earliest of (w) the date on which Acquiror reduces Executive’s Post-Sale Compensation below the Annual Base Salary, bonus opportunity, and fringe benefits provided to Executive by Employer immediately prior to such Sale of the Company (excluding any equity or other incentive compensation), (x) [ILLEGIBLE] date on which the Acquiror terminates such services (other than with Cause), (y) Executive’s death or Disability, or (z) the nine (9)-month anniversary of the consummation of the Sale of the Company (the earliest of (w), (x), (y) and (z), the “Final Vesting Date”), then the Continuing Incentive Amount, together with any income earned thereon, shall be released to Executive and/or Executive’s Permitted Transferee(s), as applicable, within five (5) business days after the Final Vesting Date; or

B)     if Executive fails to provide such requested services from and after the consummation [ILLEGIBLE] the Sale of the Company through the Final Vesting Date, then the Continuing Incentive Amount, together with any income earned thereon, shall be distributed as a Distribution under Section 4.1(a) of the LLC Agreement to the holders of Capital Units (excluding, for these purposes, all Restricted Units which are subject to an applicable limitation), and, thereafter, neither Executive nor Executive’s Permitted Transferee(s) shall have any rights in respect of or other claims on such amounts (other than Executive’s status as a holder of Capital Units).

(iii)    For purposes of this Agreement, “Continuing Incentive Amount” means 25% of all consideration to which Executive and, to the extent necessary, Executive’s Permitted Transferee(s) are otherwise entitled in connection with such Sale of the Company in respect of the Executive Incentive Units.

(d)     All Executive Incentive Units which have become vested hereunder, if any, are collectively referred to herein as the “Vested Incentive Units.” All Executive Incentive Units which have not become vested hereunder, if any, are collectively referred to herein as the “Unvested Incentive Units.”

3.       Forfeiture and Repurchase Option.

(a)     Forfeiture; Repurchase Option. In the event of a Separation, (i) all Unvested Incentive Units (whether held by Executive or one or more of Executive’s transferees, other than the Company and the Investors) automatically (without any action by Executive or any of Executive’s transferees) will be forfeited to the Company and deemed canceled and no longer outstanding without any payment therefor, and (ii) all Vested Incentive Units (whether held by Executive or one or more of Executive’s transferees, other than the Company and the Investors) will be subject to a right of repurchase by the Company and the Investors pursuant to the terms and conditions in this Section 3 (the “Repurchase Option”). The Company may assign its repurchase rights set forth in this Section 3 to any Person; provided, that if there is a Subsidiary Public Offering and the securities of such Subsidiary are distributed to the members of the Company, then such Subsidiary will be treated as the Company for purposes of this Section 3 with respect to any repurchase of the securities of such Subsidiary. Notwithstanding anything to the contrary contained in this Agreement, if such Separation results from Employer’s termination of Executive’s employment with Cause, then all Executive Incentive Units (whether held by Executive or one or more of Executive’s transferees, other than the Company and the Investors) automatically (without any action by Executive or any of Executive’s transferees) will be forfeited to the Company and deemed canceled and no longer outstanding without any payment therefor pursuant to clause (i) of this Section 3(a).

(b)     Purchase Price. In the event of a Separation, the purchase price for each Vested Incentive Unit will be the Fair Market Value of such U it. The Fair Market Value of any Unit for purposes of this Section 3 shall be the Fair Market Value of such Unit as of the first date of delivery of the Repurchase Notice or Supplemental Repurchase Notice, as the case may be, pursuant to Section 3(c) or Section 3(d).

(c)     Repurchase Notice. The Company may elect to purchase all or any portion of the Executive Securities pursuant to this Section 3 by delivering written notice (the “Repurchase Notice”) to the holder or holders of such securities within seven months after the Separation. The Repurchase Notice will set forth the number of Executive Securities to be acquired from each holder, the aggregate consideration to be paid for such Units and the time and place for the closing of the transaction.

(d)     Supplemental Repurchase Notice. If for any reason the Company does not elect to purchase all of the Executive Securities (other than Unvested Incentive Units) pursuant to the Repurchase Option, the Investors shall be entitled to exercise the Repurchase Option for all or any portion of the Executive Securities (other than Unvested Incentive Units) which the Company has not elected to purchase (the “Available Securities”). As soon as practicable after the Company has determined that there will be Available Securities, but in any event before the date that is six months and one day after the Separation, the Company shall give written notice (the “Option Notice”) to the Investors setting forth the number of Available Securities and the purchase price for the Available Securities. The Investors may elect to purchase any or all of the Available Securities by giving written notice to the Company within seven months after the Separation. If the Investors elect to purchase an aggregate number of any class of Available Securities greater than the number of Available Securities of such class, the Available Securities of such class shall be allocated among the Investors based upon the number of Units of such class owned by each Investor. As soon as practicable, and in any event within ten days after the expiration of the seven-month period set forth above, the Company shall notify each holder of Executive Securities as to the number of Units of each class being purchased from such holder by the Investors (the “Supplemental Repurchase Notice”). At the time the Company delivers the

Supplemental Repurchase Notice to the holder(s) of Executive Securities, the Company shall also deliver written notice to each Investor setting forth the number of Units of each class such Investor is entitled to purchase, the aggregate purchase price and the time and place of the closing of the transaction.

(e)     Closing of Repurchase. The closing of the purchase of the Executive Securities pursuant to the Repurchase Option shall take place on the date designated by the Company in the Repurchase Notice or Supplemental Repurchase Notice, which date shall not be more than one month nor less than five days after the delivery of the later of either such notice to be delivered. The Company will pay for the Executive Securities to be purchased by it pursuant to the Repurchase Option by first offsetting amounts outstanding under any bona fide debts owed by Executive to the Company or any of its Subsidiaries, and will pay the remainder of the purchase price by, at its option, (i) a check or wire transfer of funds, (ii) the issuance of a subordinated promissory note of the Company or a Subsidiary of the Company payable in up to three annual installments beginning on the first anniversary of the closing of such repurchase and bearing interest (payable quarterly) at a per annum rate equal to 8% (a “Repurchase Note”), (iii) the issuance in exchange for such securities of a number of a new class or series of Units or other Company Equity Securities that are senior to the other existing Units and bearing a yield of 8% per annum, compounded quarterly, or (iv) any combination of (i), (ii) and (iii) as the Board may elect in its discretion. In the event the Board elects to repurchase the Executive Securities through the issuance of a Repurchase Note, the Company hereby agrees that (x) it shall not make any Distributions pursuant to Section 4.1(a) of the LLC Agreement unless and until such Repurchase Note, including all interest accrued and unpaid thereon, is repaid in full and (y) in the event of a Sale of the Company, all obligations under the Repurchase Note shall automatically accelerate and become due and payable upon the consummation of such Sale of the Company. For the avoidance of doubt, nothing contained herein shall limit the Company’s ability to make Tax Distributions in accordance with Section 4.1(b) of the LLC Agreement. Each Investor will pay for the Executive Securities purchased by it by a check or wire transfer of funds. The Company and the Investors will be entitled to receive customary representations and warranties from the sellers regarding such sale and to require that all sellers’ signatures be guaranteed. Notwithstanding the foregoing, the Company may, at its option, effect repurchases as contemplated by Section 4.7 of the LLC Agreement.

(f)     Restrictions on Repurchase. Notwithstanding anything to the contrary contained in this Agreement, all repurchases of Executive Securities by the Company pursuant to the Repurchase Option and all payments of principal and interest on any promissory note issued pursuant to Section 3 e ii shall be subject to applicable restrictions contained in the Delaware Limited Liability Company Act, the Delaware General Corporation Law or such other governing corporate or limited liability company law, and in the Company’s and its Subsidiaries’ debt and equity financing agreements. If any such restrictions prohibit (i) the repurchase of Executive Securities hereunder which the Company is otherwise entitled or required to make, (ii) dividends or other transfers of funds from one or more Subsidiaries to the Company to enable such repurchases or (iii) the payment of principal or interest required to be paid on any Repurchase Note issued pursuant to Section 3(e)(ii), then the Company (or the corporate successor to the Company, if applicable) may make such repurchases and may pay amounts due on such note as soon as it is permitted to make repurchases, pay such amounts or receive funds from Subsidiaries under such restrictions. The Company agrees to use commercially reasonable efforts to have payments of principal or interest on any Repurchase Note be permitted distributions pursuant to any debt or equity financing arrangement.

(g)     Revocation. If the Fair Market Value of the Vested Incentive Units is finally determined to be an amount at least 10% greater than the per Unit repurchase price for such Vested Incentive Units in the Repurchase Notice or in the Supplemental Repurchase Notice, each of the Company and the Investors shall have the right to revoke its exercise of the Repurchase Option for all or any portion of the Vested Incentive Units elected to be repurchased by it by delivering notice of such revocation in writing to the holders of Vested Incentive Units during the thirty-day period beginning on the date that the Company and/or the Investors are given written notice that the Fair Market Value of a Unit of the Vested Incentive Units was finally determined to be an amount at least 10% greater than the per Unit repurchase price for the Vested Incentive Units set forth in the Repurchase Notice or in the Supplemental Repurchase Notice.

(h)     Certificates. Promptly upon the forfeiture of any Units pursuant to this Section 3 (whether held by Executive or one of Executive’s transferees, other than the Company and the Investors), Executive and Executive’s transferees shall return the certificates, if any, evidencing such Units to the Company and the Company shall mark as canceled all such certificates evidencing such forfeited Units.

(i)     Termination. The provisions of this Section 3 will terminate with respect to all Executive Securities upon the consummation of a Sale of the Company.

4.      Transfer Restrictions in a Public Sale; Legend.

(a)     Executive Transfers in a Public Sale In addition to the restrictions on transfer set forth in the LLC Agreement, the Registration Agreement (including in Section 3 thereof) and any agreement executed pursuant thereto, a holder of Executive Securities may only sell Common Stock in a Public Sale if such Common Stock is vested and to the extent that, before and after giving effect to such sale, the Executive Cumulative Sale Percentage would be equal to or less than the Investor Cumulative Sale Percentage. Except as set forth in the prior sentence, the Executive Securities may not be Transferred in a Public Sale.

(b)     Legend. In addition to the legend(s) required by the LLC Agreement, each certificate evidencing the Executive Securities and each certificate issued in exchange for or upon the Transfer of any Executive Securities (if such securities remain Executive Securities as defined herein after such Transfer) shall be stamped or otherwise imprinted with a legend in substantially the following form:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER, CERTAIN REPURCHASE OPTIONS, CERTAIN FORFEITURE PROVISIONS AND CERTAIN OTHER AGREEMENTS SET FORTH IN A SENIOR MANAGEMENT AGREEMENT BETWEEN THE COMPANY AND AN EXECUTIVE OF THE COMPANY AND OTHER PARTIES, DATED AS OF MAY 30, 2017, AS AMENDED. A COPY OF SUCH AGREEMENT MAY BE OBTAINED BY THE HOLDER HEREOF AT THE COMPANY’S PRINCIPAL PLACE OF BUSINESS WITHOUT CHARGE.”

The Company shall imprint such legend on certificates evidencing Executive Securities outstanding prior to the date hereof. The legend set forth above shall be removed from the certificates evidencing any securities which cease to be Executive Securities.

PROVISIONS RELATING TO EMPLOYMENT

5.      Employment. Employer agrees to employ Executive, and Executive accepts such employment, for the period beginning on the Reference Date and ending upon Executive’s separation pursuant to Section 5(c) (the “Employment Period”).

(a)     Position and Duties.

(i)     During the Employment Period, Executive shall serve as the Vice President and Chief Financial Officer of the Company and Employer and shall have the normal duties, responsibilities and authority implied by such position, including, but not limited to, responsibility for financing accounting, treasury and IT operations, defining the Company’s and Employer’s strategy and business plan, selecting and evaluating other executives of the Company and Employer, sourcing and completing acquisitions made by the Company and Employer and managing the growth and operations of the Company and Employer, and such other activities as are reasonably directed by the Chief Executive Officer of the Company or the Board, subject in each case to the power of the Chief Executive Officer of the Company, the Board and the board of directors of Employer to expand, limit or otherwise alter such duties, responsibilities, positions and authority and to otherwise override actions of officers.

(ii)     Executive shall report to the Chief Executive Officer of the Company or the Chief Executive Officer’s designee, and Executive shall devote Executive’s best efforts and Executive’s full business time and attention to the business and affairs of the Company, Employer and the other Subsidiaries of the Company; provided, that during the Employment Period, Executive shall be entitled to (A) serve, with the prior written consent of the Board, on corporate, civic or charitable boards or committees, (B) deliver lectures and fulfill speaking engagements and (C) manage personal investments, so long as, with respect to clauses (B) and (C), such activities do not interfere substantially with the performance of Executive’s responsibilities to the Company or Employer under this Agreement.

(b)     Salary, Bonus and Benefits. Commencing as of the Reference Date and continuing until a Separation, Employer will pay Executive a base salary at a rate of $345,000 per annum (the “Annual Base Salary”). The Annual Base Salary shall be reviewed annually by the Board. For each fiscal year ending during the Employment Period, Executive shall be eligible for an annual bonus in an amount up to $140,000, as determined by the Board based upon the performance of Executive and the achievement by the Company, Employer and the other Subsidiaries of the Company of financial, operating and other objectives set by the Board; provided, that with respect to the first fiscal year for which Executive is eligible for a bonus, such bonus shall be paid on a pro rata basis based upon that portion of the fiscal year that remained. In addition, during the Employment Period, Executive will be entitled to such other benefits as are approved by the Board and made generally available to other similarly situated members of senior management of the Company and Employer.

(c)     Separation. The Employment Period will continue until (i) Executive’s resignation, death or Disability or (ii) the Board terminates Executive’s employment with or without Cause. If Executive’s employment is terminated by resignation of Executive with Good Reason pursuant to clause (i) above or by the Board without Cause pursuant to clause (ii) above, then during the six-month period commencing on the date of termination (the “Severance Period”), (x) Employer shall pay to Executive during the period beginning on the date of the Separation and ending on the date that is six months after the Separation an aggregate amount equal to 50% of Executive’s Annual Base Salary, payable in equal installments on Employer’s regular salary payment dates as in effect on the date of the Separation (the “Severance Payments”), and (y) if Executive is eligible to and does elect continuation coverage under Employer’s health benefit plan pursuant to the provisions of Section 4980B of the Code, then Employer shall reimburse to Executive the premiums paid for such coverage by Executive during the portion of the Severance Period of which Executive is eligible for and elects such continuation coverage under Employer’s health benefit plan, provided that such reimbursements shall not be made in the event an excise tax under Section 4980D of the Code would be imposed on Employer as a result. Notwithstanding anything herein to the contrary, (A) Executive shall not be entitled to receive any payments or other benefits pursuant to this Section 5(c) unless Executive has executed and delivered to Employer a general release in form and substance satisfactory to Employer (and such release is in full force and effect and has not been revoked), which release shall be delivered by Executive within fifteen (15) calendar days after Executive’s Separation and (B) Executive shall be entitled to receive such payments only so long as Executive has not breached any of the provisions of such general release or Section 6 or Section 7. The amounts payable pursuant to this Section 5(c) shall be reduced by the amount of any compensation earned or received by Executive during the Severance Period in connection with the performance of any services by Executive. Upon request from time to time, Executive shall furnish Employer with a true and complete certificate specifying any such compensation earned or received by him while receiving any Severance Payments. Executive shall not be entitled to any further payments from the Company, Employer or their Affiliates, nor shall they have any further liability to Executive, except as expressly set forth in this Section 5.

(d)     Code Section 409A. The intent of the parties is that payments and benefits under this Agreement comply with or otherwise be exempt from Internal Revenue Code Section 409A and the regulations and guidance promulgated thereunder (collectively “Code Section 409A”) and, accordingly, to the maximum extent permitted, this Agreement shall be interpreted to be either exempt from or in compliance therewith. In no event whatsoever shall the Company or Employer be liable for any additional tax, interest or penalty that may be imposed on the Executive by Code Section 409A or damages for failing to comply with Code Section 409A. Notwithstanding any other payment schedule provided herein to the contrary, if the Executive is deemed on the date of termination to be a “specified employee” within the meaning of that term under Code Section 409A(a)(2)(B), then any payment under Section 5 that is considered deferred compensation under Code Section 409A payable on account of a “separation from service” shall not be made until the date which is the earlier of (A) the expiration of the six (6)-month period measured from the date of such “separation from service” of Executive, and (B) the date of Executive’s death (the “Delay Period”) to the extent required under Code Section 409A. Upon the expiration of the Delay Period, all payments delayed pursuant to this Section 5(d) shall be paid to the Executive in a lump sum, and all remaining payments due under this Agreement shall be paid or provided in accordance with the normal payment dates specified for them herein. A termination of employment shall not be deemed to have occurred for purposes of any provision of this Agreement providing for the payment of any amounts or benefits upon or following a termination of employment unless such termination is also a “separation from service” from the Company and Employer within the meaning of Code Section 409A and, for purposes of any such provision of this Agreement, references to a “termination,” “termination of employment” or like terms shall mean “separation from service.” For purposes of Code Section 409A, the Executive’s right to receive any installment payment pursuant to this Agreement shall be treated as a right to receive a series of separate and distinct payments. Notwithstanding any other provision to the contrary, in no event shall any payment under this Agreement that constitutes “deferred compensation” for purposes of Code Section 409A be subject to offset by any other amount unless otherwise permitted by Code Section 409A.

6.       Confidential Information.

(a)     Obligation to Maintain Confidentiality. Executive acknowledges that the information, observations and data (including trade secrets) obtained by him during the course of Executive’s employment with Employer concerning the business or affairs of the Company, Employer and their respective Subsidiaries and Affiliates (“Confidential Information”) are the property of the Company, Employer or such Subsidiaries and Affiliates, including information concerning acquisition opportunities in or reasonably related to the Company’s and Employer’s business or industry of which Executive becomes aware during the Employment Period. Therefore, Executive agrees that Executive will not disclose to any unauthorized Person or use for Executive’s own account any Confidential Information without the Board’s written consent, unless and to the extent that the Confidential Information, (i) becomes generally known to and available for use by the public other than as a result of Executive’s acts or omissions to act or (ii) is required to be disclosed pursuant to any applicable la or court order. Executive shall deliver to Employer at a Separation, or at any other time Employer may request, all memoranda, notes, plans, records, reports, computer tapes, printouts and software and other documents and data (and copies thereof) relating to the Confidential Information, Work Product (as defined below) or the business of the Company, Employer and their respective Subsidiaries and Affiliates (including all acquisition prospects, lists and contact information) which Executive may then possess or have under Executive’s control.

(b)     Protection of Trade Secrets. Executive acknowledges and agrees with Employer that Executive’s services to Employer and to the Company and their respective Subsidiaries and Affiliates require the use of Confidential Information and trade secret information (including any formula, pattern, compilation, program, device, method, technique or process) that Employer, the Company or their respective Subsidiaries and Affiliates have made reasonable efforts to keep confidential and that derives independent economic value, actual or potential, from not being generally known to the public or to other persons who can obtain economic value from its disclosure or use (“Trade Secrets”). Executive further acknowledges and agrees that Employer, the Company and such Subsidiaries and Affiliates would be irreparably harmed if Executive were to provide similar services requiring the use of such Trade Secrets in connection with any Competitive Activities (as defined below). Executive accordingly covenants and agrees with Employer and the Company that during the Employment Period and the one-year period immediately following the Employment Period (such period, together with the Employment Period, is referred to herein as the “Restricted Period”), Executive shall not engage in any Competitive Activities in which Executive would be required to employ, reveal, or otherwise utilize Trade Secrets Executive has obtained knowledge of during Executive’s employment with Employer or its Subsidiaries. For purposes of this Agreement, “Competitive Activities” means Executive engaging, or Executive causing or directing any

Person to engage, directly or indirectly, as a principal, agent, shareholder, investor, employer, partner, director, officer, employee, consultant, member, joint venturer, manager, lender, consultant, operator, or in any capacity whatsoever (other than as a customer) (including, without limitation, in any division, group or franchise of a larger organization), in the Company Business or any other business for which the Company, Employer or any of their respective Subsidiaries has a Bona Fide Interest, within the United States or any other jurisdiction in which the Company, Employer or any of their respective Subsidiaries engages in the Company Business or for which the Company, Employer or any of their respective Subsidiaries has a Bona Fide Interest (whether such business is located in the United States or such other jurisdiction or markets to customers located within the United States or such other jurisdiction); provided, that notwithstanding anything in this Agreement to the contrary, Competitive Activities shall not include Executive being a passive owner of not more than 2% of the outstanding stock of any class of a corporation that is publicly traded, so long as Executive has no active participation in the Company Business of such corporation. As used herein, a “Bona Fide Interest” means a bona fide interest or expectancy relating to the acquisition of such business by the Company, Employer or any of their respective Subsidiaries, as evidenced by appropriate written documentation (for example, a term sheet or letter of intent or emails or other written records that evidence that the parties have an interest or expectancy and have had discussions relating to such acquisition) or discussions indicating an intent to pursue such acquisition transaction (except that, with respect to the portion of the Restricted Period following the Employment Period, the bona fide interest or expectancy is measured as of the time immediately preceding the Separation).

(c)     Ownership of Property. Executive acknowledges that all discoveries, concepts, ideas, inventions, innovations, improvements, developments, methods, processes, programs, designs, analyses, drawings, reports, patent applications, copyrightable work and mask work (whether or not including any confidential information) and all registrations or applications related thereto, all other proprietary information and all similar or related information (whether or not patentable) that relate to the Company, Employer or any of their respective Subsidiaries or Affiliates engaging in the Company Business or an anticipated business in which the Company, Employer or any of their respective Subsidiaries or Affiliates have a Bona Fide Interest, research and development, or existing or future products or services and that are conceived, developed, contributed to, made, or reduced to practice by Executive (either solely or jointly with others) while employed by the Company, Employer or any of their respective Subsidiaries or Affiliates or during the period between the Reference Date and the Separation (including any of the foregoing that constitutes any proprietary information or records) (“Work Product”) belong to the Company, Employer or such Subsidiary or Affiliate, and Executive hereby assigns, and agrees to assign, all of the above Work Product to the Company, Employer or to such Subsidiary or Affiliate. Any copyrightable work prepared in whole or in part by Executive in the course of Executive’s work for any of the foregoing entities shall be deemed a “work made for hire” under the copyright laws, and the Company, Employer or such Subsidiary or Affiliate shall own all rights therein. To the extent that any such copyrightable work is not a “work made for hire,” Executive hereby assigns and agrees to assign to the Company, Employer or such Subsidiary or Affiliate all right, title, and interest, including without limitation, copyright in and to such copyrightable work. Executive shall promptly disclose such Work Product and copyrightable work to the Board and perform all actions reasonably requested by the Board (whether during or after the Employment Period), to establish and confirm the Company’s, Employer’s or such Subsidiary’s or Affiliate’s ownership (including assignments, consents, powers of attorney, and other instruments); provided, that the Company shall reimburse Executive for Executive’s reasonable and documented out-of-pocket expenses.

(d)     Third Party Information. Executive understands that the Company, Employer and their respective Subsidiaries and Affiliates will receive from third parties confidential or proprietary information (“Third Party Information”) subject to a duty on the Company’s, Employer’s and their respective Subsidiaries and Affiliates’ part to maintain the confidentiality of such information and to use it only for certain limited purposes. During the Employment Period and thereafter, and without in any way limiting the provisions of Section 6(a) above, Executive will hold Third Party Information in the strictest confidence and will not disclose to anyone (other than personnel and consultants of the Company, Employer or their respective Subsidiaries and Affiliates who need to know such information in connection with their work for the Company, Employer or their respective Subsidiaries and Affiliates) or use, except in connection with Executive’s work for the Company, Employer or their respective Subsidiaries and Affiliates, Third Party Information unless express y authorized by a member of the Board (other than Executive) in writing.

(e)     Use of Information of Prior Employers. During the Employment Period, Executive will not improperly use or disclose any confidential information or trade secrets, if any, of any former employers or any other Person to whom Executive has an obligation of confidentiality, and will not bring onto the premises of the Company, Employer or any of their respective Subsidiaries or Affiliates any unpublished documents or any property belonging to any former employer or any other Person to whom Executive has an obligation of confidentiality unless consented to in writing by the former employer or Person. Executive will use in the performance of Executive’s duties only information which is (i) generally known and used by persons with training and experience comparable to Executive’s and which is (x) common knowledge in the industry or (y) is otherwise legally in the public domain, (ii) is otherwise provided or developed by the Company, Employer or any of their respective Subsidiaries or Affiliates or (iii) in the case of materials, property or information belonging to any former employer or other Person to whom Executive has an obligation of confidentiality, approved for such use in writing by such former employer or Person. In furtherance of the foregoing, concurrently with the execution of this Agreement, Executive shall execute and deliver to Employer a certificate in the form of Exhibit E attached hereto.

7.       Noncompetition and Nonsolicitation. Executive acknowledges that, in the course of Executive’s employment with Employer, Executive will become familiar with Trade Secrets and with other confidential information concerning the Company, Employer and such Subsidiaries and that Executive’s services will be of special, unique and extraordinary value to the Company, Employer and such Subsidiaries. Therefore, Executive agrees that:

(a)     Noncompetition. During the Employment Period, Executive shall not engage in any Competitive Activity and, if all of Executive’s Vested Incentive Units are repurchased pursuant to Section 3 herein at Fair Market Value then during the one-year period immediately following the Employment Period, Executive shall not engage in any Competitive Activity; provided, that Executive’s obligations pursuant to this Section 7(a) shall cease if the Company is in material breach of its financial obligations to Executive, if any, set forth in Section 5(c); provided further, that, the immediately preceding proviso shall not apply unless and until Executive has provided ten (10) days’ prior written notice to the Company of such breach and the Company fails to cure such breach within a reasonable period of time, but not more than thirty (30) days, after receipt of such notice.

(b)     Nonsolicitation. During the Restricted Period, Executive shall not directly or indirectly through another entity (i) induce or attempt to induce any employee of the Company, Employer or any of their respective Subsidiaries to leave the employ of the Company, Employer or such Subsidiary, or in any way interfere with the relationship between the Company, Employer or any of their respective Subsidiaries and any employee thereof, (ii) hire any employee of the Company, Employer or any of their respective Subsidiaries or, hire any former employee of the Company, Employer or any of their respective Subsidiaries within one year after such person ceased to be an employee of the Company, Employer or any of their respective Subsidiaries or (iii) induce or attempt to induce any customer, supplier, licensee or other business relation of the Company, Employer or any of their respective Subsidiaries to cease doing business with the Company, Employer or such Subsidiary or in any way interfere with the relationship between any such customer, supplier, licensee or business relation and the Company, Employer or any such Subsidiary to the extent such inducement, interference or solicitation relates to the Executive conducting or engaging in Competitive Activities or provided, that the foregoing shall not restrict Executive from (A) engaging in general solicitation efforts not specifically targeted at any such employee, or (B) hiring any employee of the Company, Employer or such Subsidiary who responds to any such regular solicitation effort without any other inducement to leave the employ of the Company, Employer or any of their respective Subsidiaries.

(c)     Enforcement. If, at the time of enforcement of Section 6 or this Section 7, a court holds that the restrictions stated herein a ‘e unreasonable under circumstances then existing, the parties hereto agree that the maximum duration, scope or geographical area reasonable under such circumstances shall be substituted for the stated period, scope or area and that the court shall be allowed to revise the restrictions contained herein to cover the maximum duration, scope and area permitted by law. Because Executive’s services are unique and because Executive has access to confidential information, the parties hereto agree that money damages would be an inadequate remedy for any breach of this Agreement. Therefore, in the event a breach or threatened breach of this Agreement, the Company, Employer, their respective Subsidiaries and/or their respective successors or assigns may, in addition to other rights and remedies existing in their favor, subject to Section 10(h), apply to any court of competent jurisdiction for specific performance and/or injunctive or other relief in order to enforce, or prevent any violations of, the provisions hereof (without posting a bond or other security). In the event that Executive breaches any provision of this Section 7, then the Restricted Period shall be extended for a period of time equal to the period of time during which such breach occurred and, in the event that the Company, Employer or any of their Subsidiaries is required to seek relief from such breach in any court, then the Restricted Period shall be extended for a period of time equal to the pendency of such proceedings, including all appeals.

(d)     Additional Acknowledgments. Executive acknowledges that the provisions of this Section 7 are in consideration of: (i) employment with Employer, (ii) the issuance of the Executive Securities and (iii) additional good and valuable consideration as set forth in this Agreement. In addition, Executive agrees and acknowledges that the restrictions contained in Section 6 and this Section 7 do not preclude Executive from earning a livelihood, nor do they unreasonably impose limitations on Executive’s ability to earn a living. In addition, Executive acknowledges (x) that the business of the Company, Employer and their respective

Subsidiaries will be conducted throughout the United States and other jurisdictions where the Company, Employer or any of their respective Subsidiaries conduct business during the Employment Period, (y) notwithstanding the state of organization or principal office of the Company, Employer or any of their respective Subsidiaries, or any of their respective executive or employees (including Executive), it is expected that the Company, Employer and their respective Subsidiaries will have business activities and have valuable business relationships within its industry throughout the United States and other jurisdictions where the Company, Employer or any of their respective Subsidiaries conduct business during the Employment Period, and (2) as part of Executive’s responsibilities, Executive will be traveling throughout the United States and other jurisdictions where the Company, Employer or any of their respective Subsidiaries conduct business during the Employment Period in furtherance of Employer’s business and its relationships. Executive agrees and acknowledges that the potential harm to the Company, Employer and their respective Subsidiaries of the non-enforcement of any provision of Section 6 or this Section 7 outweighs any potential harm to Executive of its enforcement by injunction or otherwise. The covenants contained in each of Sections 6(a), 6(b), 6(c), 6(d), 6(e), 7(a) and 7(b) may be enforced independently and without any one or more of such sections limiting the provisions of any one or more of the other of such sections. Executive acknowledges that Executive has carefully read this Agreement and consulted with legal counsel of Executive’s choosing regarding its contents, has given careful consideration to the restraints imposed upon Executive by this Agreement and is in full accord as to their necessity for the reasonable and proper protection of confidential and proprietary information of the Company, Employer and their respective Subsidiaries now existing or to be developed in the future. Executive expressly acknowledges and agrees that each and every estraint imposed by this Agreement is reasonable with respect to subject matter, time period and geographical area.

GENERAL PROVISIONS

8.       Definitions.

“Cause” means (a) the commission of a felony, (b) willful conduct tending to bring the Company, Employe or any of their respective Subsidiaries into substantial public disgrace or disrepute, (c) substantial and repeated failure to perform duties of the office held by Executive as reasonably directed by the Board and/or the Chief Executive Officer of the Company, (d) gross negligence or willful misconduct with respect to the Company, Employer or any of their respective Subsidiaries, including any other act or omission involving significant and willful dishonesty or fraud with respect to the Company, Employer or any of their respective Subsidiaries or any of their respective customers or suppliers, or (e) any material breach of Sections 1(d)(iii), 6 or 7 or Section 5(a)(ii) (but only with respect the requirement of such Section 5(a)(ii) that Executive devote Executive’s full business time and attention to the business and affairs of the Company, Employer and their Subsidiaries). In each case above the burden of proving such action or omission is a “Cause” event shall be with Employer. In addition, Employer agrees it will permit Executive an opportunity to be heard by the Board before such dismissal.

“Common Stock” means, collectively, (a) following the organization of a corporation and reorganization or recapitalization of the Company into such corporation as provided in Section 12.1 of the LLC Agreement, the common equity securities of such corporation and any other class or series of authorized capital stock of such corporation that is not limited to a fixed sum or percentage of par or stated value in respect of the rights of the holders thereof to participate in dividends or in the distribution of assets upon any liquidation, dissolution or winding up of such corporation, and (b) any common stock of a Subsidiary of either the Company or such corporation distributed by the Company or such corporation to its unitholders or shareholders, as applicable.

“Company Business” means the business(es) of providing those services or selling those products which the Company, Employer or any of their respective Subsidiaries actually provide or sell.

“Disability” means the disability of Executive caused by any physical or mental injury, illness or incapacity as a result of which Executive is, or is reasonably expected to be, unable to effectively perform the essential functions of Executive’s duties for a substantially continuous period of more than 120 days or for any 180 days (whether or not continuous) within a 365 day period, as determined by the Board in good faith.

“Executive Cumulative Sale Percentage” means, on any date of determination, a percentage equal to the quotient of (a) the aggregate number of shares of Common Stock sold by Executive and/or or Executive’s Permitted Transferees in Public Sales from and including the consummation of the Company’s initial Public Offering and to and including such date, divided by (b) the aggregate number of shares of Common Stock held by Executive and Executive’s Permitted Transferees upon the consummation of the Company’s initial Public Offering.

“Executive Securities” means all Common Units (including all Executive Incentive Units) at any time acquired by Executive. Executive Securities will continue to be Executive Securities in the hands of any holder other than Executive (except for the Company and the Investors and except for transferees in a Public Sale), and except as otherwise provided herein, each such other holder of Executive Securities will succeed to all rights and obligations attributable to Executive as a holder of Executive Securities hereunder. Executive Securities will also include equity of the Company (or a corporate successor to the Company or a Subsidiary of the Company) issued with respect to Executive Securities (a) by way of a Unit split, Unit distribution, conversion, or other recapitalization, (b) by way of reorganization or recapitalization of the Company in connection with the incorporation of a corporate successor prior to a Public Offering or (c) by way of a distribution of securities of a Subsidiary of the Company to the members of the Company following or with respect to a Subsidiary Public Offering. Notwithstanding the foregoing, all Unvested Incentive Units shall remain Unvested Incentive Units after any Transfer thereof (other than to the Company or any of the Investors).

“Fair Market Value” of each Unit of Executive Securities means the fair value of such Executive Securities as determined in good faith by the Board applying the provisions of Sections 11.2(a)(ii) and 11.2(b) of the LLC Agreement.

“Good Reason” means (a) any action by the Company or Employer which results in a material reduction in Executive’s title, status, authority or responsibility as Chief Financial Officer of Employer or (b) a reduction in Executive’s Annual Base Salary, in each case without the prior written consent of Executive; provided, that in order to constitute a termination with Good Reason, Executive must resign within 30 days of an event which constitutes Good Reason.

“Investor Cumulative Sale Percentage” means, on any date of determination, a percentage equal to the quotient of (a) the aggregate number of shares of Common Stock sold by the Investors in Public Sales from and including the consummation of the Company’s initial

Public Offering and to and including such date, divided by (b) the aggregate number of shares of Common Stock held by the Investors upon the consummation of the Company’s initial Public Offering.

“Investor Investment Amount” means, as of any measurement date, the total amount of cash, cash equivalents, promissory obligations, or the fair market value of any other property (as determined by the Board) invested or contributed by the Investors with respect to Company Equity Securities.

“Investor Proceeds” means, as of any measurement date, the total amount of cash received by the Investors with respect to Company Equity Securities pursuant to Section 4.1 of the LLC Agreement (other than Tax Distributions); provided, that in he event he Investors receive property other than cash as a distribution from the Company pursuant t Section 4.1, such property shall become Investor Proceeds on the date that it is sold, exchanged, transferred or otherwise converted into cash.

“LLC Agreement” means the Second Amended and Restated Limited Liability Company Agreement of the Company, dated as of April 5 2016, as amended or modified from time to time in accordance with its terms.

“Reference Date” means May 30, 2017.

“Securityholders Agreements” means the Amended and Restated Securityholders Agreement, dated as of April 5, 2016, by and among the Company, Executive and the other parties signatories thereto as amended or modified from time to time in accordance with its terms.

“Separation” means Executive ceasing to be employed by any of the Company, Employer and their respective Subsidiaries fo any reason.

“Target Multiple” means a number equal to the result of (i) all Investor Proceeds divided by (ii) the Investor Investment Amount.

9.       Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when (a) delivered personally to the recipient, (b) sent to the recipient by reputable express courier service (charges prepaid), (c) mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid, or (d) telecopied to the recipient (with hard copy sent to the recipient by reputable overnight courier service (charges prepaid) that same day) if telecopied before 5:00 p.m. Chicago, Illinois time on a business day, and otherwise on the next business day. Such notices, demands and other communications shall be sent to the parties at the addresses indicated below:

If to Company or Employer:

Maravai Life Sciences Holdings, LLC

c/o GTCR Management LLC

300 North LaSalle Street, Suite 5600

Chicago, Illinois 60654

Facsimile:     (312) 382-2201

Attention:     Chief Executive Officer

with copies to:

GTCR Management LLC

300 North LaSalle Street

Chicago, Illinois 60654

Facsimile: (312) 382-2201

Attention: Constantine S. Mihas

   Sean L. Cunningham

   Benjamin J. Daverman

Kirkland & Ellis LLP

300 North LaSalle Street

Chicago, Illinois 60654

Facsimile: (312) 862-2200

Attention: Sanford E. Perl, P.C.

   Michael H. Weed, P.C.

If to Executive:

Kevin M. Herde

If to the Investors:

GTCR Management LLC

300 North LaSalle Street

Chicago, Illinois 60654

Facsimile: (312) 382-2201

Attention: Constantine S. Mihas

   Sean L. Cunningham

   Benjamin J. Daverman

with a copy to:

Kirkland & Ellis LLP

300 North LaSalle Street

Chicago, Illinois 60654

Facsimile: (312) 862-2200

Attention: Sanford E. Perl, P.C.

   Michael H. Weed, P.C.

or such other address or to the attention of such other Person as the recipient party shall have specified by prior written notice to the sending party.

10.     General Provisions.

(a)     Transfers in Violation of Agreement. Any Transfer or attempted Transfer of any Executive Securities in violation of any provision of this Agreement shall be void, and the Company shall not record such Transfer on its books or treat any purported Transferee of such Executive Securities as the owner of such equity for any purpose.

(b)     Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

(c)     Entire Agreement. This Agreement, those documents expressly referred to herein and other documents of even date herewith embody the complete agreement and understanding among the parties hereto and supersede and preempt any prior understandings, agreements or representations by or among the parties hereto, written or oral, which may have related to the subject matter hereof in any way.

(d)     Descriptive Headings; Interpretation; No Strict Construction. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a substantive part of this Agreement. Whenever required by the context, any pronoun used in this Agreement shall include the corresponding masculine, feminine, or neuter forms, and the singular form of nouns, pronouns, and verbs shall include the plural and vice versa. The use of the word “including” in this Agreement shall be by way of example rather than by limitation. Reference to any agreement, document, or instrument means such agreement, document, or instrument as amended or otherwise modified from time to time in accordance with the terms thereof, and, if applicable, hereof. The use of the words “or,” “either,” and “any” shall not be exclusive. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

(e)     Counterparts. This Agreement may be executed in multiple counterparts with the same effect as if all signing parties had signed the same document. All counterparts shall be construed together and constitute the same instrument.

(f)     Successors and Assigns. Except as otherwise provided herein, this Agreement shall bind and inure to the benefit of and be enforceable by Executive, the Company, Employer, the Investors and their respective successors and assigns (including subsequent holders of Executive Securities); provided, that the rights and obligations of Executive under this Agreement shall not be assigned or delegated except for the assignment and delegation of Executive’s rights and obligations hereunder as a holder of Executive Securities in connection with a permitted Transfer of Executive Securities hereunder and under the other Transaction Documents.

(g)     Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

(h)     Dispute Resolution. Any controversy, dispute or claim arising out of or relating to this Agreement (a “Covered Claim”) shall be resolved by binding arbitration to be held in Wilmington, Delaware, and shall be administered by JAMS in accordance with the Employment Arbitration Rules & Procedures of JAMS then in effect and subject to JAMS Policy on Employment Arbitration Minimum Standards. Each party shall pay their own costs and expenses (including, without limitation, attorneys’ fees and other charges of counsel) incurred in resolving any such Covered Claim; provided, that in the event litigation is required to compel arbitration or to enforce an arbitration award or judgment pursuant to this Agreement, the non-prevailing party in such litigation shall reimburse the costs and expenses (including attorney’s fees and other charges of counsel) of the prevailing party. Judgment upon the award rendered by the arbitrator(s) may be entered into any court having jurisdiction thereof. The parties hereto agree that any action to compel arbitration pursuant to this Agreement shall be brought in the appropriate Delaware state court, and in connection with such action to compel, the laws of Delaware shall control.

(i)     Executive’s Cooperation. During the Employment Period and thereafter, Executive shall cooperate with the Company, Employer and their respective Subsidiaries and Affiliates in any disputes with third parties, internal investigation or administrative, regulatory or judicial proceeding as reasonably requested by the Company (including Executive being available to the Company upon reasonable notice for interviews and factual investigations, appearing at the Company’s request to give testimony without requiring service of a subpoena or other legal process, volunteering to the Company all pertinent information and turning over to the Company all relevant documents which are or may come into Executive’s possession, all at times and on schedules that are reasonably consistent with Executive’s other permitted activities and commitments). In the event the Company requires Executive’s cooperation in accordance with this paragraph after the Employment Period, the Company shall reimburse Executive for reasonable travel expenses (including lodging and meals, upon submission of receipts).

(j)     Remedies. Each of the parties to this Agreement shall have all rights and remedies set forth in this Agreement and all rights and remedies which such Person has been granted at any time under any other agreement or contract and all of the rights which such Person has under any law. Each of the parties to this Agreement will be entitled to enforce its rights under this Agreement specifically, to recover damages and costs caused by any breach of any provision of this Agreement and to exercise all other rights existing in its favor. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party may in its sole discretion, but subject to Section 10(h), apply to any court of law or equity of competent jurisdiction (without posting any bond or deposit) for specific performance and/or other injunctive relief in order to enforce or prevent any violations of the provisions of this Agreement.

(k)     Amendment and Waiver. The provisions of this Agreement may be amended and waived only with the prior written consent of the Company, Employer, Executive and the Majority Holders (as defined in the Unit Purchase Agreement). No failure by any party to insist upon the strict performance of any covenant, duty, agreement, or condition of this

Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute a waiver of any such breach or any other covenant, duty, agreement, or condition. The waiver by any party of a breach of any covenant, duty, agreement, or condition of this Agreement of any other party shall not operate or be construed as a waiver of any subsequent breach of that provision or any other provision hereof.

(l)     Insurance. The Company or Employer, at its discretion, may apply for and procure in its own name and for its own benefit life and/or disability insurance on Executive in any amount or amounts considered available. Executive agrees to cooperate in any medical or other examination, supply any information, and to execute and deliver any applications or other instruments in writing as may be reasonably necessary to obtain and constitute such insurance.

(m)     Business Days. If any time period for giving notice or taking action hereunder expires on a day which is a Saturday, Sunday or holiday in the state in which the Company’s chief executive office is located, the time period shall be automatically extended to the business day immediately following such Saturday, Sunday or holiday.

(n)     Indemnification and Reimbursement of Payments on Behalf of Executive. The Company, Employer and their respective Subsidiaries shall be entitled to deduct or withhold from any amounts owing from the Company, Employer or any of their respective Subsidiaries to Executive (including withholding shares or other equity securities in the case of issuances of equity by the Company, Employer or any of their respective Subsidiaries) any federal, state, local or foreign withholding taxes, excise taxes, or employment taxes (“Taxes”) imposed with respect to Executive’s compensation or other payments from the Company, Employer or any of their respective Subsidiaries or Executive’s ownership interest in the Company, including wages, bonuses, distributions, the receipt or exercise of equity options and/or the receipt or vesting of restricted equity. In the event any such deductions or withholdings are not made, Executive shall indemnify the Company, Employer and each of their respective Subsidiaries for any amounts paid with respect to any such Taxes, together with any interest, penalties and related expenses thereto; provided, that, Executive shall not be obligated to indemnify the Company pursuant to this Section 10(n) for such interest, penalties or related expenses which are directly caused by the failure of the Company to take necessary action with respect to such deductions and withholdings as it is required by law to take.

(o)     Termination. This Agreement (except for the provisions of Sections 5(a) and 5(b)) shall survive a Separation and shall remain in full force and effect after such Separation.

(p)     Adjustments of Numbers. All numbers set forth herein that refer to Unit prices or amounts will be appropriately adjusted to reflect Unit splits, Unit distributions, combinations of Units and other recapitalizations affecting the subject class of equity.

(q)     Deemed Transfer of Executive Securities. If the Company (and/or the Investors and/or any other Person acquiring securities) shall make available, at the time and place and in the amount and form provided in this Agreement, the consideration for the Executive Securities to be repurchased, in each case, in accordance with the provisions of this Agreement, then from and after such time, the Person from whom such Units are to be repurchased shall no longer have any rights as a holder of such Units (other than the right to receive payment of such consideration in accordance with this Agreement), and such Units shall be deemed purchased in accordance with the applicable provisions hereof and the Company

(and/or the Investors and/or any other Person acquiring securities) shall be deemed the owner and holder of such Units, whether or not the certificates therefor have been delivered as required by this Agreement.

(r)     No Pledge or Security Interest. The purpose of the Company’s retention of Executive’s certificates and executed security powers is solely to facilitate the provisions set forth in Section 3 herein and Section 8.2 of the LLC Agreement and does not y itself constitute a pledge by Executive of, or the granting of a security interest in, the underlying equity.

(s)     Rights Granted to the Investors and their Affiliates. Any rights granted to any of the Investors or any of their respective Affiliates hereunder may also be exercised (in whole or in part) by their designees.

(t)     Subsidiary Public Offering. If, after consummation of a Subsidiary Public Offering, the Company distributes securities of such Subsidiary to members of the Company, then such securities will be treated in the same manner as (but excluding any “preferred” features of the Units with respect to which they were distributed) the Units with respect to which they were distributed for purposes of Sections 1, 2, 3, and 4.

(u)     Electronic Delivery. This Agreement, the agreements referred to herein, and each other agreement or instrument entered into in connection herewith or therewith or contemplated hereby or thereby, and any amendments hereto or thereto, to the extent signed and delivered by means of a photographic, facsimile, portable document format (.pdf), or similar reproduction of such signed writing using a facsimile machine or electronic mail shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party hereto or to any such agreement or instrument, each other party hereto or thereto shall re-execute original forms thereof and deliver them to all other parties hereto. No party hereto or to any such agreement or instrument shall raise the use of a facsimile machine or electronic mail to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine or electronic mail as a defense to the formation or enforceability of a contract and each such party forever waives any such defense.

(v)     No Third-Party Beneficiaries. Except as expressly provided herein, no term or provision of this Agreement is intended to be, or shall be, for the benefit of any Person not a party here o, and no such other Person shall have any right or cause of action hereunder.

*    *    *    *    *

IN WITNESS WHEREOF, the parties hereto have executed this Senior Management Agreement as of the date first above written.

MARAVAI LIFE SCIENCES HOLDINGS, LLC

By:	/s/ Carl Hull

Name: Carl Hull
Its: Chief Executive Officer

MARAVAI LIFE SCIENCES, INC.

By:	/s/ Carl Hull

Name: Carl Hull
Its: Chief Executive Officer

/s/ Kevin M. Herde
Kevin M. Herde

Signature Page to Senior Management Agreement

Each Investor, by signing below, acknowledges and accepts the rights granted to it as a third party beneficiary of this Agreement under Sections 3, 9, and 10 hereof as set forth therein and no Investor shall have any liability or obligation under this Agreement as a result of its signature below:

THE INVESTORS:

GTCR FUND XI/B LP

By:	GTCR Partners XI/B LP
Its:	General Partner

By:	GTCR Investment XI LLC
Its:	General Partner

By:	/s/ Constantine S. Mihas
Name:	Constantine S. Mihas
Its:	Principal

GTCR/MARAVAI SPLITTER LP

By:	GTCR Partners XI/B LP
Its:	General Partner

By:	GTCR Investment XI LLC
Its:	General Partner

By:	/s/ Constantine S. Mihas
Name:	Constantine S. Mihas
Its:	Principal

GTCR CO-INVEST XI LP

By:	GTCR Investment XI LLC
Its:	General Partner

By:	/s/ Constantine S. Mihas
Name:	Constantine S. Mihas
Its:	Principal

Signature Page to Senior Management Agreement